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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in the registration statement of Preview Travel, Inc. and Subsidiaries on Form S-8 (File No. 333-43875) of our reports dated January 28, 1998, on our audits of the consolidated financial statements of Preview Travel, Inc. and Subsidiaries as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which reports are included in this Annual Report on Form 10-K.


                                                   /s/ COOPERS & LYBRAND L.L.P.

San Francisco, California
March 30, 1998